Exhibit 99.1

La Sierra University to Deploy OMNIQ’s Artificial Intelligence – Cloud Based Access Control Parking and Security System

●	University will implement the cloud-based Permitting, Enforcement and Revenue Citation System (PERCS), significantly improving campus safety and enabling virtual access control, parking and revenue collection
●	System uses OMNIQ’s AI-Machine Vision vehicle recognition technology to improve Public Safety, Automation and Smart City projects
●	La Sierra University deployment follows recent orders for the Company’s AI based Smart City solution from the City of San Mateo in California and the Baltimore Talmudical Academy
●	La Sierra University has approximately 2,500 students and 700 employees

Salt Lake City, UT, June 22, 2020, —OMNIQ, Inc. (OTCQB:OMQS) (“OMNIQ”or “the Company”), announces that it has received a follow-on order to upgrade the access control and parking system at La Sierra University in Riverside, California with the new PERCS system the Company acquired with its acquisition of the assets of Eyepax USA.

Based on OMNIQ’s AI-Machine Vision technology, PERCS improves safety and provides a wide range of operational benefits, including: seamless account management for users, increased efficiency and time management for operators, as well as enhanced revenue generation and elevated customer satisfaction levels. The system incorporates parking access and revenue enforcement capabilities within a single platform, using Machine Vision vehicle recognition technology, allowing the administrator to manage lanes and track revenue from one web portal, using a dashboard for the monitoring of all activity and transactions for visitors and transient parkers. PERCS enables the virtual management of permitting, citations, occupancy and access control, enhancing efficiencies and safety for customers including municipalities, universities, medical centers and public parking operations across the U.S.

Shai Lustgarten, CEO of OMNIQ commented: “This order follows the recently announced selection of PERCS by the city of San Mateo, California and the selection of our Quest Shield™ solution by the Talmudic Academy in Baltimore, demonstrating growing market recognition of the benefits of our AI-Machine Vision based technology. We’re pleased to have this opportunity to work with La Sierra University. We believe the University’s decision to install the PERCS platform demonstrates their confidence in our capabilities and their recognition of the value added by our state-of-the-art solutions for permitting and enforcement, access control and automated parking. Our Machine Vision technology is implemented for public safety on school campuses, parking management and control as well as in sensitive areas for homeland security purposes.”

“We are excited about the momentum we are seeing in the public safety/smart city market, which we believe represents a significant potential for growth in revenue and profitability. Our solutions provide value in a variety of applications and we remain focused on continuing to innovate and leverage our AI-Machine Vision capabilities to meet the changing demands of our growing Public Safety, Automation of Parking and Supply Chain verticals and our broad customer base including many Fortune 500 customers,” Mr. Lustgarten concluded.

About OMNIQ, Corp.

OMNIQ Corp. (OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com